Exhibit 6.12

Landa Lease

This Residential Lease Agreement (hereinafter “Lease”) is entered into this on 1st day of October, 2022 by and between the Lessor: LANDA APP 3 LLC - 6696 Mableton Parkway SE Mableton GA LLC (hereinafter referred to as “Landlord”), and the Lessee(s): [***]. All Lessees (hereinafter referred to collectively as “Tenant”), are jointly, severally and individually bound by, and liable under, the terms and conditions of this Lease.

For the valuable consideration described below, the sufficiency of which is hereby acknowledged, Landlord and Tenant do hereby covenant, contract and agree as follows:

Nature Of Occupancy

As a special consideration and inducement for the granting of this Lease by the Landlord to the Tenant, the personal residence described above shall be used and occupied only by the members of the Tenant’s family or others whose names and ages are set forth below:

[***], [***]

Security Deposit

Upon execution of this Lease, Tenant shall deposit the sum of $895 to be held by Landlord as a security deposit for reasonable cleaning of, and repair of damages to, the premises upon the expiration or termination of this Lease, or other reasonable damages resulting from a default by Tenant. Tenant shall be liable to Landlord for all damages to the leased premises upon the termination of thisLease, ordinary wear and tear excepted. Tenant is not entitled to interest on the security deposit. Tenant may not apply the security deposit to any rent due under this Lease. If Landlord sells or assigns the leased premises, Landlord shall have the right to transfer Tenant’s security deposit to the new owner or assignee to hold under this Lease, and upon so doing Landlord shall be released from all liability to Tenant for return of said security deposit.

Landlord’s rights to retain the Deposit hereunder shall be subject Georgia Code § 44-7-34:

Possession Of Premises

Tenant shall not be entitled to possession of the premises designated for lease until the security deposit and first month’s rent (or prorated portion thereof), less any applicable promotional discount, is paid in full and the premises designated for lease is vacated by the prior tenant.

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Lead-based Paint Disclosure

Housing built before 1978 may contain lead-based paint. Lead from paint, paint chips, and dust can pose health hazards if not managed properly. Lead exposure is especially harmful to young children and pregnant women. Before renting pre-1978 housing, lessors must disclose the presence of known lead-based paint and/or lead-based paint hazards in the dwelling. lessees must also receive a federally approved pamphlet on lead poisoning prevention.

Landlord has conformed with all federal requirements regarding lead-based paint disclosure including the completion and mutual signing with Tenant and any agents, of the Lead-Based Paint Disclosure Form attached hereto and incorporated into this lease as a part hereof. All associated information required by the Disclosure form (if any) was furnished to Tenant, and Tenant received the EPA pamphlet “Protect Your Family from Lead in Your Home.”

Term Of Lease

This Lease shall commence 1st day of October, 2022 to 30th day of September, 2023, unless renewed or extended pursuant to the terms herein.

Notice Of Injuries

In the event of any significant injury or damage to Tenant, Tenant’s family, or Tenant’s invitees, licensees, and/or guests, or any personal property, suffered in the leased premises or in any common area, written notice of same shall be provided by Tenant to Landlord at the address designated for delivery of notices (identical to address for payment of rent) as soon as possible but not later than five (5) days after said injury or damage. Failure to provide such notice shall constitute a breach of this Lease.

Materiality Of Application To Rent

All representations made by Tenant(s) on the Application to Rent (or like-titled document) are material to the grant of this Lease, and the Lease is granted only on condition of the truthfulness and accuracy of said representations. If a failure to disclose or lack of truthfulness is discovered on said Application, Landlord may deem Tenant to be in breach of this Lease.

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No Illegal Use

Tenant shall not perpetrate, allow or suffer any acts or omissions contrary to law or ordinance to be carried out upon the leased premises or in any common area. Tenant shall bear responsibility for any and all illegal acts or omissions upon the leased premises and shall be considered in breach of this Lease upon conviction of Tenant or any of Tenant’s family or invitees, licensees, and/or guests for any illegal act or omission upon the leased premises- whether known or unknown to Tenant.

Governing Law

This Lease is governed by the statutory and case law of the State of Georgia. If you wish to receive a hard copy of this lease before you sign, please email us to hi@landa.app.

Landlord Entry

In addition to the rights provided by applicable Georgia law, Landlord shall have the right to enter the leased premises at all reasonable times for the purpose of inspecting the same and/or showing the same to prospective tenants or purchasers, and to make such reasonable repairs and alterations as may be deemed necessary by Landlord for the preservation of the leased premises or the building and to remove any alterations, additions, fixtures, and any other objects which may be affixed or erected in violation of the terms of this Lease. Landlord shall give reasonable notice of intent to enter premises except in the case of an emergency.

Landlord’s Right To Mortgage

Tenant agrees to accept the premises subject to and subordinate to any existing or future mortgage or other lien, and Landlord reserves the right to subject premises to same. Tenant agrees to and hereby irrevocably grants Landlord power of attorney for Tenant for the sole purpose of executing and delivering in the name of the Tenant any document(s) related to the Landlord’s right to subject the premises to a mortgage or other lien.

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Tenant Insurance

Landlord shall not be liable to Tenant, Tenant’s family or Tenant’s invitees, licensees, and/or guests for damages not proximately caused by Landlord or Landlord’s agents. Landlord will not compensate Tenant or anyone else for damages proximately caused by any other source whatsoever, or by Acts of God, and Tenant is therefore strongly encouraged to independently purchase insurance to protect Tenant, Tenant’s family, Tenant’s invitees, licensees, and/or guests, and all personal property on the leased premises and/or in any common areas from any and all damages.

Rent Payments

Tenant agrees to pay rent to the Landlord during the term of this Lease in equal monthly installments of $975, which shall be paid on or before the first day of the month. Tenant agrees that if rent is not paid in full on or before 1st day of the month, Tenant will pay a late charge of $97.50 as allowed by applicable Georgia law.The prorated rent from the commencement of this Lease to the first day of the following month is $975, which amount shall be paid at the execution of this Lease.

Tenant agrees that rent shall be paid in lawful money of the United States via the Landa Residents App.

Rent payments shall be made payable to and mailed or delivered to the following address: P.O. Box 17942 Atlanta, GA 30316. All notices from Tenant to Landlord under this Lease and applicable Georgia law shall be delivered to the above address. Tenant agrees that rent will be deemed paid only once Landlord or Landlord’s agent receives the rent monies, either by mail or by delivery to the above address. If there are multiple Tenants signed to this Lease, all such Tenants are jointly, severally and individually bound by, and liable under, the terms and conditions of this Lease. A judgment entered against one Tenant shall be no bar to an action against other Tenants.

Alterations

Tenant shall make no alterations, decorations, additions, or improvements to the leased premises without first obtaining the express written consent of Landlord. Any of the above- described work shall become part of the dwelling

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Obligations And Duties Of Tenant

Tenant agrees to:

(a) Keep that part of the premises that he occupies and uses as clean and as safe as the condition of the premises permits;

(b) Dispose from his dwelling unit all ashes, rubbish, garbage and other waste in a clean and safe manner in compliance with community standards;

(c) Keep all plumbing fixtures in the dwelling unit used by the Tenant as clean as their condition permits;

(d) Use in a reasonable manner all electrical, plumbing, sanitary, heating, ventilating, air conditioning and other facilities and appliances, including elevators, in the premises;

(e) Not deliberately or negligently destroy, deface, damage, impair or remove any part of the premises or knowingly permit any other person to do so;

(f) Conduct himself and require other persons on the premises with his consent to conduct themselves in a manner that will not disturb his neighbors’ peaceful enjoyment of their premises;

(g) Inform the Landlord of any condition of which he has actual knowledge which may cause damage to the premises;

(h) Maintain the dwelling unit in substantially the same condition, reasonable wear and tear excepted, and comply with the requirements of applicable building and housing codes materially affecting health and safety;

(i) Not engage in any illegal activity upon the leased premises as documented by a law enforcement agency;

Tenant agrees that any violation of these provisions shall be considered a breach of this Lease.

No Waiver

The failure of Landlord to insist upon the strict performance of the terms, covenants, and agreements herein shall not be construed as a waiver or relinquishment of Landlord’s right thereafter to enforce any such term, covenant, or condition, but the same shall continue in full force and effect. No act or omission of Landlord shall be considered a waiver of any of the terms or conditions of this Lease, nor excuse any conduct contrary to the terms and conditions of this Lease, nor be considered to create a pattern of conduct between the Landlord and Tenant upon which Tenant may rely upon if contrary to the terms and conditions of this Lease.

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No Assignment

Tenant expressly agrees that the leased premises nor any portion thereof shall not be assigned or sub-let by Tenant without the prior written consent of Landlord.

Delivery Of Notices

Any giving of notice under this Lease or applicable Georgia law shall be made by Tenant in writing and delivered to the address noted above for the payment of rent, either by hand delivery or by mail. Certified or registered mail is recommended. Delivery by mail shall not be considered complete until actual receipt by Landlord or Landlord’s agent.

Any notices from Landlord to Tenant shall be in writing and shall be deemed sufficiently served upon Tenant when deposited in the mail addressed to the leased premises, or addressed to Tenant’s last known post office address, or hand delivered, or placed in Tenant’s mailbox. If Tenant is more than one person, then notice to one shall be sufficient as notice to all.

Electronic Signature

Digital (“electronic”) signatures, often referred to as an “e-signature”, enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of the electronic signature include Tenant signing this Lease by typing in Tenant’s name, with the underlying software recording Tenant’s IP address, Tenant’s browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Lease will be available to both Tenant and Landlord, so they can store and access it at any time, and it will be stored and accessible on the Landa Resident App and hosting provider, including backups. Tenant and Landlord each hereby consents and agrees that electronically signing this Lease constitutes Tenant’s signature, acceptance, and agreement as if actually signed by Tenant in writing. Further, all parties agree that no certification authority or other third-party verification is necessary to validate any electronic signature; and that the lack of such certification or third-party verification will not in any way affect the enforceability of Tenant’s signature or resulting contract between Tenant and Landlord. Tenant understands and agrees that Tenant’s e-signature executed in conjunction with the electronic submission of this Lease shall be legally binding and such transaction shall be considered authorized by Tenant. Tenant agrees its electronic signature is the legal equivalent of Tenant’s manual signature on this Lease and Tenant consents to be legally bound by this terms and conditions of each of this Lease. Furthermore, Tenant and Landlord each hereby agrees that all current and future notices, confirmations and other communications regarding the Agreements specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Lease or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients spam filters by the recipients email service provider, or due to a recipient’s change of address, or due to technology issues by the recipients service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to Tenant, and if Tenant desires physical documents, then Tenant agrees to be satisfied by directly and personally printing, at Tenant’s own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that Tenant desires.

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Tenant’s Consent is Hereby Given: By signing this Lease electronically, Tenant is explicitly agreeing to receive documents electronically including Tenant’s copy of this Lease as well as ongoing disclosures, communications and notices.

Grant Of Lease

Landlord does hereby lease unto Tenant, and Tenant does hereby rent from Landlord, solely for use as a personal residence, excluding all other uses, the personal residence located in USA, GA, with address of: 6696 Mableton Parkway SE, #A, Mableton, GA, USA

Heirs And Assigns

It is agreed and understood that all covenants of this lease shall succeed to and be binding upon the respective heirs, executors, administrators, successors and, except as provided herein, assigns of the parties hereto, but nothing contained herein shall be construed so as to allow the Tenant to transfer or assign this lease in violation of any term here of.

Utilities

Tenant will provide and pay for the following utilities (indicate those that apply):

[X] Electric, [X] Gas, [X] Telephone, [X] Cable Television, [X] Water, [X] Garbage pick-up.

Landlord will provide and pay for the following utilities (indicate those that apply):

[ ] Electric, [ ] Gas, [ ] Telephone, [ ] Cable Television, [ ] Water, [ ] Garbage pick-up.

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Tenant shall be responsible for contacting and arranging for any utility service not provided by the Landlord, and for any utilities not listed above. Tenant shall be responsible for having same utilities disconnected on the day Tenant delivers the leased premises back unto Landlord upon termination or expiration of this Lease.

Obligations And Duties Of Landlord

As per Georgia Code § 44-7-13, Landlord must keep the premises in repair.

Consequences Of Breach By Tenant

If Tenant, by any act or omission, or by the act or omission of any of Tenant’s family or invitees, licensees, and/or guests, violates any of the terms or conditions of this Lease or any other documents made a part hereof by reference or attachment, Tenant shall be considered in breach of this Lease (breach by one tenant shall be considered breach by all tenants where Tenant is more than one person).

In case of such breach Landlord may deliver a written notice to the Tenant in breach specifying the acts and omissions constituting the breach and that the Lease Agreement will terminate upon a date not less than thirty (30) days after receipt of the notice if the breach is not remedied within a reasonable time not in excess of thirty (30) days; and the Lease Agreement shall terminate and the Tenant shall surrender possession as provided in the notice subject to the following:

(a) If the breach is remediable by repairs, the payment of damages, or otherwise, and the Tenant adequately remedies the breach prior to the date specified in the notice, the Lease Agreement shall not terminate;

(b) In the absence of a showing of due care by the Tenant, if substantially the same act or omission which constituted a prior noncompliance of which notice was given recurs within six (6) months, the Landlord party may terminate the Lease Agreement upon at least fourteen (14) days written notice specifying the breach and the date of termination of the Lease Agreement;

(c) However, if the breach by the Tenant is nonpayment of rent, the Landlord shall not be required to deliver thirty (30) days’ written notice as provided above. In such event, the Landlord may serve Tenant with a seven (7) day written notice of termination, whereupon the Tenant must pay the unpaid rent in full or surrender possession of the premises by the expiration of the seven (7) day notice period.

If the Lease Agreement is terminated, Landlord shall return all prepaid and unearned rent, and any amount of the security deposit recoverable by the Tenant.

Furthermore, the Lease may be terminated by a three (3) day written notice delivered by Landlord if the Tenant has committed a substantial violation of the Lease Agreement or applicable law that materially affects health and safety.

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Notice Of Intent To Surrender

Any other provision of this lease to the contrary notwithstanding, at least thirty (30) days prior to the normal expiration of the term of this Lease as noted under the heading TERM OF LEASE above, Tenant shall give written notice to Landlord of Tenant’s intention to surrender the residence at the expiration of the Lease term. If said written notice is not timely given, the Tenant shall become a month-to-month tenant as defined by applicable Georgia law, and all provisions of this Lease will remain in full force and effect, unless this Lease is extended or renewed for a specific term by written agreement of Landlord and Tenant.

If Tenant becomes a month-to-month tenant in the manner described above, Tenant must give a thirty (30) day written notice to the Landlord of Tenant’s intention to surrender the residence. At any time during a month-to-month tenancy Landlord may terminate the month-to-month Lease by serving Tenant with a written notice of termination, or by any other means allowed by applicable Georgia law. Upon termination, Tenant shall vacate the premises and deliver same unto Landlord on or before the expiration of the period of notice.

Condition Of Leased Premises

Tenant hereby acknowledges that Tenant has examined the leased premises prior to the signing of this Lease, or knowingly waived said examination. Tenant acknowledges that Tenant has not relied on any representations made by Landlord or Landlord’s agents regarding the condition of the leased premises and that Tenant takes premises in its AS-IS condition with no express or implied warranties or representations beyond those contained herein or required by applicable Georgia law. Tenant agrees not to damage the premises through any act or omission, and to be responsible for any damages sustained through the acts or omissions of Tenant, Tenant’s family or Tenant’s invitees, licensees, and/or guests. If such damages are incurred, Tenant is required to pay for any resulting repairs at the same time and in addition to the next month’s rent payment, with consequences for non-payment identical to those for non- payment of rent described herein. At the expiration or termination of the Lease, Tenant shall return the leased premises in as good condition as when taken by Tenant at the commencement of the lease, with only normal wear-and-tear excepted.

Modification Of This Lease

Any modification of this lease shall not be binding upon Landlord unless in writing and signed by Landlord or Landlord’s authorized agent. No oral representation shall be effective to modify this Lease. If, as per the terms of this paragraph, any provision of this lease is newly added, modified, or stricken out, the remainder of this Lease shall remain in full force and effect.

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Remedies Not Exclusive

The remedies and rights contained in and conveyed by this Lease are cumulative, and are not exclusive of other rights, remedies and benefits allowed by applicable Georgia law.

Destruction/Condemnation Of Premises

In the event the leased premises shall be destroyed or rendered totally untenable by fire, windstorm, or any other cause beyond the control of Landlord, or shall be taken by eminent domain, then this Lease shall cease and terminate as of the date of such destruction or taking, and the rent shall then be accounted for between Landlord and Tenant up to the time of such damage or destruction or taking of said premises as if being prorated as of that date.

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WITNESS THE SIGNATURES OF THE PARTIES TO THIS RESIDENTIAL LEASE AGREEMENT:

Landlord:

LANDA APP 3 LLC - 6696 Mableton Parkway SE Mableton GA LLC

Yishai Cohen

September 30, 2022

Tenant:

[***]

August 5, 2022

Agent:

Marlena Harte

September 30, 2022

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Bed Bug Addendum

Tenant confirms that all furnishings and personal properties to be moved into the leased premises by each of the individuals identified in Section 2 of the Residential Lease Agreement by and between the Tenant and the Landlord (the “Lease”), are free of bed bugs.

Tenant hereby agrees to prevent and control possible infestation by adhering to the below list of responsibilities for the duration of the tenancy:

1. Inspection. The Tenant shall regularly conduct inspections for any bed bugs. If you (or anyone at the leased premise) stays in a hotel or another home, inspect all clothing, luggage, shoes, and personal belongings for signs of bedbugs before re-entering the leased premises. Check backpacks, shoes, hats, and clothing after using public transportation or visiting theaters. After guests visit, inspect beds, bedding and upholstered furniture for signs of bedbug infestation.

2. Duty to Report. Tenant immediately shall report any problems immediately to Landlord. Even a few bedbugs can rapidly multiply to create a major infestation that can spread to other premises. Manager will then be given access to the leased premises for inspection within 24 hours of Tenant being given notice.

3. Mandatory Cooperation. Tenant shall cooperate with pest control efforts. If the leased premises or a neighbor’s premises is infested, a pest management professional will be called in to inspect and eradicate the problem. The pest management professional may provide you with a check list and instructional pamphlet before treatment begins.

4. Bedbug Treatment. Tenant hereby acknowledge that they are obligated to compensate Landlord for any expenses that may include, but are not exclusive to, legal fees, extermination fees and specialist fees that may occur due to infestations in the leased premises. In addition, Tenant must comply with recommendations and requests from the pest control specialist prior to professional treatment including but not limited to:

a. Place all bedding, drapes, curtains and small rugs in plastic bags for transport to laundry or dry cleaners.

b. Heavily infested mattresses are not salvageable and must be sealed in plastic and disposed of properly. Contact Landlord for removal and disposal. Empty dressers, nightstands and closets completely. Remove all items from floors and bag all clothing shoes, boxes, toys, etc. Bag and tightly seal washables separately from non-washable items. Used plastic bags must be disposed of properly.

c. Wash all machine-washable bedding, drapes, and clothing, on the hottest water temperature and dry on the highest heat setting. Items that cannot be washed must be taken to a dry cleaner who MUST be informed of the issue. You must safely discard ALL items that cannot be decontaminated.

d. Vacuum all floors, including the inside of closets. Vacuum all furniture including inside drawers and nightstands, mattresses, and box springs. Carefully remove vacuum bags, sealing them tightly in plastic and discarding of properly. Use a brush attachment to dislodge eggs.

e. Move furniture to the center of the room so that technicians can easily treat carpet edges where bedbugs congregate, as well as walls and furniture surfaces. Items must be removed from the closets to allow for treatment.

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5. Compliance. Tenant shall ensure that Tenant, each of the individuals identified in Section 2 of the Lease, and any guest occupying or using the leased premises comply with the terms and conditions of this Addendum.

6. Indemnification. Tenant agrees to indemnify and hold the Landlord, its affiliates, and any of its or their directors, officers, employees, agents and consultants harmless from any actions, claims, losses, damages and expenses including but not limited to attorneys’ fees that Landlord may incur as a result of the negligence of Tenant, any of the individuals identified in Section 2 of the Lease, or any guest occupying or using the leased premises.

7. Property Insurance. It is acknowledged that the Landlord/Property Management Company/ Agent shall not be liable for any loss of personal property to the Tenant, as a result of an infestation of bedbugs. Tenant agrees to obtain personal property insurance to cover such losses.

8. Default. Any default of this Addendum, or of the Lease by Tenant, or any of the individuals identified in Section 2 of the Lease, shall entitle Landlord to pursue all rights and remedies available under this Addendum, the Lease, or applicable law including, but not limited to, terminating the Tenant’s right to possession of the leased premises for material non- compliance. The following will be considered material non-compliance of the Lease and Addendum:

a.	Any misrepresentation by the Tenant in this Addendum.

b.	Refusal to execute any agreement with the Landlord for the treatment of the bed bugs.

c.	Failure to properly notify the landlord of the presence of bedbugs.

d.	Failure to adequately prepare for treatment in the sole discretion of the pest control professional.

e.	Refusal to allow the Landlord to inspect the premises.

f.	Failure of the Tenant to have personal property insurance to cover damage or losses to furniture.

g.	Any action that prevents treatment of the leased premises or potentially exasperates or increases the bedbug issue.

9. Conflicts. To the extent that the terms of this Addendum are inconsistent with the terms of the Lease, the terms of this Addendum shall control. By signing below, the undersigned Tenant agrees and acknowledge having read and understood this addendum.

By signing below, the undersigned Tenant agree and acknowledge having read and understood this addendum.

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WITNESS THE SIGNATURES OF THE PARTIES TO THIS RESIDENTIAL LEASE AGREEMENT:

Landlord:

LANDA APP 3 LLC - 6696 Mableton Parkway SE Mableton GA LLC

Yishai Cohen

September 30, 2022

Tenant:

[***]

August 5, 2022

Agent:

Marlena Harte

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Disclosure regarding

lead-based paint and/or lead-based paint hazards lead

Housing built before 1978 may contain lead-based paint. Lead from paint, paint chips, and dust can pose health hazards if not managed properly. Lead exposure is especially harmful to young children and pregnant women. Before renting pre-1978 housing, lessors must disclose the presence of known lead-based paint and/or lead-based paint hazards in the dwelling. Lessees must also receive a federally approved pamphlet on lead poisoning prevention. Lessor has no knowledge of lead-based paint and/or lead-based paint hazards in the housing. Lessee’s acknowledge that lessee has received copies of all information listed above. lessee has received the pamphlet “Protect Your Family from Lead in Your Home”. Agent has informed the lessor of the lessor’s obligations under 42 u.s.c. 4852(d) and is aware of his/her responsibility to ensure compliance.

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WITNESS THE SIGNATURES OF THE PARTIES TO THIS RESIDENTIAL LEASE AGREEMENT:

Landlord:

LANDA APP 3 LLC - 6696 Mableton Parkway SE Mableton GA LLC

Yishai Cohen

September 30, 2022

Tenant:

[***]

August 5, 2022

Agent:

Marlena Harte

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